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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Hormel Foods Corporation Joint Earnings Profit Sharing Trust of our reports dated November 25, 2002, with respect to the consolidated financial statements of Hormel Foods Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended October 26, 2002 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
January 28, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP